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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 6, 2001


                             WALL STREET DELI, INC.
             (Exact name of registrant as specified in its Charter)




    DELAWARE                       0-11271                    63-0514240
(State of Incorporation)    (Commission File Number)    (IRS Employer I.D. No.)




                        One Independence Plaza, Suite 100
                            Birmingham, Alabama 35209
                    (Address of principal executive offices)


                                 (205) 870-0020
                         (Registrant's telephone number)







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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On April 6, 2001, Wall Street Deli, Inc. (the "Company"), sold six of its stores located in Chicago, Illinois, to Campbell Bewley, Inc. ("Campbell Bewley"), a wholly-owned subsidiary of Campbell Bewley Group Limited, of Dublin, Ireland, for a sale price of $750,000 in cash, subject to certain closing and post-closing adjustments. The assets sold consist principally of the equipment, inventory and leasehold interests of each of the six stores. The sale price received for the stores was determined on the basis of arm's length negotiations between the Company and Campbell Bewley.

         The sale agreement also contemplated the possible sale of one additional store in the Chicago area for $100,000 if the necessary third party consents and approvals could be obtained. The consents were not obtained and the seventh store did not become a part of the transaction. During earlier negotiations (and as indicated in the Company's Form 10-Q for the quarter ended December 30, 2000) it was anticipated that the asset sale would include eight stores, but the agreement as finally executed included only up to seven restaurants.

         The foregoing description of certain provisions of the Asset Sale and Purchase Agreement by and between Wall Street Deli, Inc., and Sandwich Chef of Illinois, Inc., and Campbell Bewley, Inc., dated February 26, 2001, is qualified in its entirety by reference to that Agreement, filed as Exhibit 2.1 to Form 8-K as filed April 12, 2001.

         In addition to the six restaurants sold to Campbell Bewley, during the current fiscal year the Company has to date closed or sold the assets (consisting primarily of leasehold interests and equipment) of an additional twelve restaurants; of these, four others were sold and a fifth was leased under a management agreement, and a total of seven stores were closed due to lease expiration, lease termination or abandonment during the period July 2, 2000 to May 11, 2001. All sales were to independent third parties.

         The six stores sold to Campbell Bewley, Inc. recorded sales of approximately $4,413,000 and $2,926,000 for the fiscal year ended July 1,2000, and thirty-nine weeks ended March 31,2001, respectively. Aggregate sales for all eighteen restaurants sold or closed during the fiscal year to date accounted for aggregate sales of approximately $8,959,000 and $4,999,000 for the prior fiscal year ended July 1, 2000, and the thirty-nine weeks ended March 31, 2001, respectively.

         The Form 8-K as initially filed April 12, 2001 with respect to the transaction with Campbell Bewley, Inc. contemplated that the Company would file pro forma financial statements by amendment. The Company has since determined, upon further analysis, that pro forma financial statements are not required.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c) The following are filed as exhibits to this Current Report on Form 8-K/A:

Exhibit No.      Description
-----------      -----------
2.1              Asset Sale and Purchase Agreement by and between Wall Street
                 Deli, Inc., and Sandwich Chef of Illinois, Inc., and Campbell
                 Bewley, Inc., dated February 26, 2001, incorporated herein by reference to the Company's Form 8-K as filed April 12, 2001.







                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 11, 2001                      /S/ THOMAS J. SANDEMAN
                                        --------------------------------------
                                        Thomas J. Sandeman
                                        Chief Financial Officer



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